As filed with the Securities and Exchange Commission on November 14, 2012

Registration No. 333-183920

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

POST-EFFECTIVE AMENDMENT NO. 1

to

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

___________

Republic of Chile

(Name of Registrant)

___________

Julio Fiol Zúñiga

Consul General of the Republic of Chile
886 United Nations Plaza, Suite 601
New York, New York 10017

(Name and address of Authorized Representative
of the Registrant in the United States)

___________

It is requested that copies of notices and communications
from the Securities and Exchange Commission be sent to:

William F. Gorin Cleary Gottlieb Steen & Hamilton LLP 1 Liberty Plaza New York, New York 10006

___________

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

The securities being registered are to be offered on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

 EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement under Schedule B (File No. 333-183920) of the registrant, as filed on September 14, 2012 and declared effective on September 24, 2012, is being filed solely to add exhibits to the Registration Statement in accordance with Rule 462(d) under the Securities Act of 1933, as amended, and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission.

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CONTENTS

This Post-Effective Amendment No. 1 to Registration Statement No. 333-183920 comprises the following:

(1) The facing sheet.

(2) The following exhibits:

A.	Form of the Republic of Chile’s US$750,000,000 2.250% Notes due 2022.

B.	Form of the Republic of Chile’s US$750,000,000 3.625% Notes due 2042.

C.	Opinion of Morales & Besa Limitada, Abogados, special Chilean counsel to the Republic of Chile, with respect to the legality of the Republic of Chile’s US$750,000,000 2.250% Notes due 2022 and US$750,000,000 3.625% Notes due 2042.

D.	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York Counsel to Chile, with respect to the legality of the Republic of Chile’s US$750,000,000 2.250% Notes due 2022 and US$750,000,000 3.625% Notes due 2042.

E.	Names and addresses of underwriters of the Republic of Chile’s US$750,000,000 2.250% Notes due 2022 and US$750,000,000 3.625% Notes due 2042.

F.	Consent of Morales & Besa Limitada, Abogados, (included in Exhibit C).

G.	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit D).

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, the Republic of Chile, has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 14th day of November 2012.

By:	/s/ Julio Dittborn Cordua
Julio Dittborn Cordua Undersecretary of the Ministry of Finance Republic of Chile

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SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in the City of New York, New York, on the 14th day of November, 2012.

By:	/s/ Julio Fiol Zúñiga
Julio Fiol Zúñiga Consul General of Chile in New York

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EXHIBIT INDEX

Exhibit

A.	Form of the Republic of Chile’s US$750,000,000 2.250% Notes due 2022.

B.	Form of the Republic of Chile’s US$750,000,000 3.625% Notes due 2042.

C.	Opinion of Morales & Besa Limitada, Abogados, special Chilean counsel to the Republic of Chile, with respect to the legality of the Republic of Chile’s US$750,000,000 2.250% Notes due 2022 and US$750,000,000 3.625% Notes due 2042.

D.	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York Counsel to Chile, with respect to the legality of the Republic of Chile’s US$750,000,000 2.250% Notes due 2022 and US$750,000,000 3.625% Notes due 2042.

E.	Names and addresses of underwriters of the Republic of Chile’s US$750,000,000 2.250% Notes due 2022 and US$750,000,000 3.625% Notes due 2042.

F.	Consent of Morales & Besa Limitada, Abogados, (included in Exhibit C).

G.	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit D).

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